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                                                                   EXHIBIT 3



AS OF 12-06-93







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                                    BY-LAWS


                                       OF


                               SYNTEX CORPORATION



                              ___________________


                             Adopted July 22, 1957

                         As Amended to December 6, 1993


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                                    BY-LAWS

                                       OF

                               SYNTEX CORPORATION


                                   ARTICLE I

                                  STOCKHOLDERS



         SECTION 1. Annual Meeting. The Annual Meeting of the stockholders of the Corporation shall be held at 11:00 o'clock in the forenoon, local time, on the second Friday in December, or on such other date as the Board of Directors may from time to time determine, for the purpose of electing Directors and for the transaction of such other business as may be properly brought before the meeting.

         SECTION 2. Special Meetings. Special meetings of the stockholders may be called at any time by the Board of Directors, the Chairman of the Board, or the President for the transaction of such business as may be properly brought before the meeting.

         SECTION 3. Place of Meeting. Every annual meeting of the stockholders and every other meeting of the stockholders shall be held at such location as the Board of Directors from time to time by resolution may determine.

         SECTION 4. Notice of Meeting. Whenever an annual or special meeting of the stockholders is to be held, the Chairman of the Board or a Vice Chairman of the Board or the President or a Vice President or the Secretary or an Assistant Secretary shall sign a written notice thereof. Such notice shall state the purpose or purposes for which the meeting is
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called and the time when and the place where it is to be held, and a copy thereof shall be served either personally or by mail upon each stockholder of record entitled to vote at such meeting not less than ten or more than sixty days before the meeting. If mailed, it shall be directed to a stockholder at his address as it appears on the Stock Register unless he shall have filed with the Secretary of the Corporation a written request that notices intended for him be mailed to some other address, in which case it shall be mailed to the address designated in such request. Stockholders shall be given at least thirty (30) days notice of any annual or special meeting of stockholders unless the Board of Directors, the Chairman of the Board, any Vice Chairman of the Board, or the President prescribes otherwise.

         SECTION 5. Quorum. At any meeting of the stockholders, the holders of a majority in number of the shares of stock of the Corporation, issued and outstanding and entitled to vote at such meeting, present in person or represented by proxy, shall constitute a quorum of the stockholders for all purposes, unless the representation of a larger number of shares shall be required by law, by the Articles of Incorporation or by these By-Laws and in that case the representation of the number of shares so required shall constitute a quorum.
         If the holders of the number of shares of stock necessary to constitute a quorum shall fail to attend in person or by proxy at the time and place fixed, the holders of a majority in number of the shares of stock of the Corporation present in person or by proxy may adjourn the meeting from time to time without notice other than by announcement at the meeting, until holders of the amount of stock requisite to constitute a quorum shall be present, and at any such adjourned meeting at which a quorum shall be present, any business may be transacted at the meeting as originally noticed.
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         SECTION 6. Organization.  The Chairman of the Board, or in his
absence, any Vice Chairman of the Board, or in his absence, the President or, in his absence, any Vice President, shall call meetings of the stockholders to order, and shall act as Chairman of such meetings. In the absence of the Chairman of the Board, all Vice Chairmen of the Board, the President and all Vice Presidents, the stockholders present in person or by proxy shall elect a Chairman.
         The Secretary of the Corporation, or, in his absence, an Assistant Secretary, shall act as Secretary of all meetings of the stockholders; but in the absence of the Secretary and of all Assistant Secretaries at any meeting of the stockholders, the Chairman may appoint any person to act as Secretary of the meeting.

         SECTION 7. Qualification of Voters. The Board of Directors may prescribe a period, not exceeding forty days prior to the date of meetings of the stockholders during which no transfer of stock on the books of the Corporation may be made; or in lieu of prohibiting the transfer of stock may fix a time not more than forty days prior to the date of any meeting of stockholders as the time as of which stockholders entitled to notice of and to vote at such meeting shall be determined, and all persons who were holders of record of voting stock at such time and no others shall be entitled to notice of and to vote at such meeting.

         SECTION 8. Voting. Unless otherwise provided in the Articles of Incorporation or other certificates filed pursuant to law, every stockholder of record shall be entitled at every meeting of the Corporation to one vote in person or by proxy for every share standing in his name on the books of the Corporation. No vote shall be given upon any stock while owned by the Corporation or that is acquired in violation of applicable law, nor shall any stock so
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owned be counted in determining if a quorum is present at any meeting.  The votes for Directors, and, upon the demand of any stockholder, the votes upon any question before the meeting, shall be by ballot.

         SECTION 9. Inspectors. The Board of Directors shall appoint at least two Inspectors of Election to serve at any election of Directors by stockholders or in any other case in which Inspectors may act. If Inspectors of Election are not so appointed and a stockholder present and entitled to vote at such meeting requests that Inspectors be appointed, or if any Inspector so appointed shall be absent or fail to act, or if his office becomes vacant, such Inspector or Inspectors shall be appointed by the person presiding at the meeting, provided, however, that if any stockholder shall demand an election, such Inspector or Inspectors shall be elected by the votes cast in person or by proxy by the holders of record of a plurality of the shares voted at the meeting, and the person presiding at the meeting shall conduct such election. The Inspectors appointed to act at any meeting of the stockholders, before entering upon the discharge of their duties, shall be sworn faithfully to execute the duties of Inspectors at such meeting with strict impartiality, and according to the best of their ability, and the oath so taken shall be subscribed by them.


                                   ARTICLE II
                               BOARD OF DIRECTORS

 SECTION 1. Number and Term of Office.  The business of the Corporation shall be
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managed by a Board of thirteen Directors, who need not be stockholders of the
Corporation or residents or citizens of the Republic of Panama. The Directors shall, except as hereinafter otherwise provided for filling vacancies, be elected by ballot at the annual meeting of the stockholders (at which a quorum is present) by a plurality of the votes cast at such election, and shall continue in office until their respective successors shall have been elected and shall qualify. If pursuant to a change in these By-Laws, the number of Directors be increased, the additional Directors may be elected by a majority of the Directors in office at the time of the increase, or, if not so elected prior to the next annual meeting of stockholders, they shall be elected by vote of the stockholders.

         SECTION 2. Vacancies. Any vacancy occurring in the Board of Directors, between terms, by reason of death, resignation, disqualification or otherwise may be filled by the affirmative vote of a majority of the Directors in office when such vote is taken. Any Directors elected to fill a vacancy shall hold office for the unexpired term of the Director whose place shall be so vacated and until the successor of the Director so elected shall have been elected and shall qualify.

         SECTION 3. Place of Meeting. The Board of Directors may hold their meetings and may have an office and keep the books of the Corporation (except as may be otherwise provided by law) in such place or places as the Board from time to time by resolution may determine.

         SECTION 4. Regular Meetings. Regular meetings of the Board of Directors shall be
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held at such time as the Board of Directors may from time to time by resolution determine. No notice shall be required for any such regular meeting of the Board of Directors; but a copy of every resolution fixing or changing the time or place of such meetings shall be mailed to every Director at least five days before the first meeting held in pursuance thereof.

         SECTION 5. Special Meetings. Special meetings of the Board of Directors shall be held whenever called by direction of the Chairman of the Board, or any Vice Chairman of the Board, or the President, or by one-third or more of the Directors for the time being in office. The Secretary or an Assistant Secretary shall give notice of the time and place of holding each special meeting by mailing the same at least two days before the meeting or by telegraphing the same at least one day before the meeting, to each Director, but such notice may be waived by any Director. Unless otherwise indicated in the notice thereof, any and all business may be transacted at any special meeting. At any meeting at which every Director shall be present, even though without any notice, any business may be transacted.

         SECTION 6. Quorum. At all meetings of the Board of Directors four Directors shall constitute a quorum for the transaction of business and the act of a majority of the Directors present at any meeting of the Board of Directors at which a quorum is present shall be the act of the Board of Directors. If at any meeting of said Board there be less than a quorum present, a majority of those present may adjourn the meeting from time to time.

         SECTION 7. Finance Committee. The Board of Directors may by resolution designate from among its own members a Finance Committee to consist of at least three members. The
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Finance Committee shall designate from among its own members a Chairman of said
Committee. The Finance Committee shall hold its meetings on such notice and at such time and place as the Chairman thereof may designate, and a majority shall constitute a quorum for the transaction of business. The Finance Committee shall have such powers, functions and duties as may be determined from time to time by the Board of Directors.

         SECTION 8. Compensation and Benefits Committee. The Board of Directors may by resolution designate from among its own members a Compensation and Benefits Committee to consist of at least three members, none of whom shall be officers or employees of the Corporation or any of its subsidiaries. The Compensation and Benefits Committee shall designate from among its own members a Chairman of said Committee. The Compensation and Benefits Committee shall hold its meetings on such notice and at such time and place as the Chairman thereof may designate, and a majority shall constitute a quorum for the transaction of business. The Compensation and Benefits Committee shall have such powers, functions and duties as may be determined from time to time by the Board of Directors.

         SECTION 9. Audit Committee. The Board of Directors may by resolution designate from among its own members an Audit Committee to consist of at least three, and no more than five, members, all of whom shall be independent of management and free from any relationship that in the opinion of the Board of Directors, would interfere with the exercise of independent judgement as Audit Committee members. The Audit Committee shall designate from among its own members a Chairman of said Committee. The Audit Committee shall hold its meetings on such notice and at such time and place as the Chairman thereof may
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designate, and two members shall constitute a quorum for the transaction of business. The Audit Committee shall have such powers, functions and duties as may be determined from time to time by the Board of Directors.

         SECTION 10. Nominating Committee. The Board of Directors may by resolution designate from among its own members a Nominating Committee to consist of at least three members. The Nominating Committee shall designate from among its own members a Chairman of said Committee. The Nominating Committee shall hold its meetings on such notice and at such time and place as the Chairman thereof may designate, and a majority shall constitute a quorum for the transaction of business. The Nominating Committee shall have such powers, functions and duties as may be determined from time to time by the Board of Directors.

         SECTION 11. Directors Emeritus. The Board of Directors may from time to time appoint a retired Director or retired Directors to the honorary position of Director Emeritus, to act in an advisory capacity to the Board in such matters as the Chairman may request. Directors Emeritus shall not be elected by the stockholders and shall not be entitled to vote on matters presented to the Board. Directors Emeritus shall not have the duties or responsibilities of Directors but rather of advisors to the Corporation and shall not be personally liable to the Corporation or its stockholders for monetary damages on account of their acts or omissions as Directors Emeritus other than acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law. Directors Emeritus shall not be counted in establishing a quorum for the transaction of business.
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                                  ARTICLE III
                                    OFFICERS

         SECTION 1. Officers. The officers of the Corporation shall be a Chairman of the Board, one or more Vice Chairmen of the Board, a President, one or more Vice Presidents, a Treasurer and a Secretary. At the discretion of the Board of Directors, the Corporation may have one or more Assistant Secretaries, one or more Assistant Treasurers and such other officers as the Board of Directors may deem advisable. All such officers shall be elected by the Board of Directors at the first meeting of the Board following each annual meeting of the stockholders. The Chairman of the Board, all Vice Chairmen of the Board, and the President shall be members of the Board of Directors; the other officers may but need not be Directors. The officers of the Corporation (in addition to their powers and duties as set forth in these By-Laws) shall respectively have such authority and perform such duties, subject to the control of the Board of Directors, as from time to time may be prescribed by the Board of Directors. All officers, agents and employees shall be subject to removal at any time by a majority vote of the Board of Directors, and all agents and employees other than officers elected or appointed by the Board of Directors shall also be subject to removal at any time by the officer appointing them.

         SECTION 2. Powers and Duties of the Chairman of the Board. The Chairman of the Board, subject to the control of the Board of Directors, shall be the chief executive officer of the Corporation and shall have general charge and control of all of its business and affairs. He shall preside at all meetings of the stockholders and of the Board of Directors. He shall
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from time to time secure information concerning the business and affairs of the
Corporation and shall promptly lay such information before the Board of Directors. He shall communicate to the said Board all matters presented by any officer of the Corporation for its consideration, and shall from time to time communicate to the officers such action of the Board of Directors as may in his judgment affect the performance of their official duties.
         The Chairman of the Board may sign certificates for shares of stock with the Treasurer or an Assistant Treasurer or the Secretary or an Assistant Secretary, and may sign and execute contracts in the name of the Corporation when authorized so to do by the Board of Directors.

         SECTION 3. Powers and Duties of the Vice Chairmen of the Board. A Vice Chairman of the Board, in the absence of the Chairman of the Board, shall preside at all meetings of the stockholders and of the Board of Directors. Each Vice Chairman of the Board may sign and execute contracts in the name of the Corporation when authorized to do so by the Board of Directors and shall perform such other duties and have such other powers as the Board of Directors may from time to time prescribe. A Vice Chairman of the Board may be designated to be the chief administrative officer of the Corporation with such duties as the Board of Directors may from time to time determine.

         SECTION 4. Powers and Duties of the President. The President, subject to the direction of the Board of Directors and the Chairman of the Board, shall be the chief operating officer of the Corporation and shall exercise supervision of such areas of business of the
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Corporation (including subsidiaries) as the Board of Directors shall from time to time determine.
         The President may sign certificates for shares of stock with the Treasurer or an Assistant Treasurer or the Secretary or an Assistant Secretary, and may sign and execute contracts in the name of the Corporation when authorized so to do by the Board of Directors.

         SECTION 5. Powers and Duties of the Vice Presidents. Each Vice President may sign certificates for shares of stock with the Treasurer or an Assistant Treasurer or the Secretary or an Assistant Secretary, and shall have such other powers and perform such other duties as may from time to time be assigned to him by these By-Laws or by the Board of Directors. At the discretion of the Board of Directors, one or more of the Vice Presidents may be designated as Executive Vice President, Senior Vice President or Group Vice President or may be given other designations.

         SECTION 6. Powers and Duties of the Treasurer. The Treasurer shall have custody of all the funds and securities of the Corporation which may have come into his hands; he may endorse on behalf of the Corporation for collection checks, notes and other obligations and shall deposit the same to the credit of the Corporation in such bank or banks or depositary or depositaries as the Board of Directors may designate; he shall sign receipts and vouchers for payments made to the Corporation; he may sign with the President or a Vice President certificates for shares of stock; he shall enter regularly in the books of the Corporation to be kept by him for the purpose a full and accurate account of all moneys received and paid by him on account of the Corporation; he shall, at all reasonable times, exhibit his books and
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accounts to any Director of the Corporation upon application at the office of the Corporation during business hours; and he shall perform all acts incident to the position of Treasurer, subject to the control of the Board of Directors.

         SECTION 7. Powers and Duties of the Secretary. The Secretary shall keep in books provided for that purpose the minutes of all meetings of the Board of Directors and the minutes of all meetings of the stockholders; he shall attend to the giving or serving of all notices of the Corporation; he may sign with the President or a Vice President certificates for shares of stock, and, in the name of the Corporation, all contracts authorized by the Board of Directors; when authorized, he shall affix the seal of the Corporation; he shall have charge of the Stock Register, transfer books and stock ledgers and such other books and papers as the Board of Directors shall direct, all of which shall, at all reasonable times, be open to the examination of any Director upon application at the office of the Corporation during business hours; and he shall in general perform all the duties incident to the office of the Secretary, subject to the control of the Board of Directors.

         SECTION 8. Powers and Duties of Additional Officers. The Board of Directors may from time to time by resolution delegate to any Comptroller, Assistant Comptroller or Assistant Comptrollers and/or any Assistant Treasurer or Assistant Treasurers appointed by the Board, any of the powers and duties herein assigned to the Treasurer; and may similarly delegate to any Assistant Secretary or Assistant Secretaries appointed by the Board any of the powers and duties herein assigned to the Secretary.
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         SECTION 9. Giving of Bond by Officers.  All officers of the
Corporation, if required to do so by the Board of Directors, shall furnish bonds to the Corporation for the faithful performance of their duties with such penalties, conditions and security as the Board may require.


                                   ARTICLE IV
                         CAPITAL STOCK-SEAL-FISCAL YEAR

         SECTION 1. Certificates for Shares. The certificates for shares of stock of the Corporation shall be in such form not inconsistent with the Articles of Incorporation as shall be approved by the Board of Directors. The certificates shall be signed by the Chairman of the Board, the President or a Vice President and the Treasurer or an Assistant Treasurer or the Secretary or an Assistant Secretary (except that no person shall sign in more than one capacity) and sealed with the seal of the Corporation, and (except as hereinafter provided) shall not be valid unless so signed and sealed. In the event that the Corporation has appointed a Transfer Agent, the signatures and seal may be facsimiles. All certificates shall be consecutively numbered. The name of the person owning the shares represented thereby with the number of such shares and the date of issue thereof shall be entered on the Corporation's books.
         All certificates surrendered to the Corporation shall be cancelled and no new certificates shall be issued until former certificates for the same number of shares of the same class shall have been surrendered and cancelled, subject, however, to such provision not
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inconsistent with law as the Board of Directors in its discretion may make for the issue of new certificates in lieu of certificates alleged to have been lost, stolen or destroyed.

         SECTION 2. Transfer of Shares. A transfer book, known as the Stock Register, shall be kept by the Corporation, or by a Transfer Agent, in which the shares of stock of the Corporation shall be registered and transferred.
The Stock Register shall contain the names alphabetically arranged of all persons who are stockholders of the Corporation, showing their place of residence, the number of shares held by them respectively, the time when they respectively became the owners thereof and the amount paid thereon or that they are fully paid and non-assessable. Shares of stock of the Corporation shall be transferred on the books of the Corporation (or a Transfer Agent) by the holder thereof in person or by his attorney duly authorized in writing, upon surrender and cancellation of certificates for a like number of shares.

         SECTION 3. Regulations. The Board of Directors shall have power and authority to make all such rules and regulations as it may deem expedient concerning the issue, transfer and registration of certificates for shares of stock of the Corporation.

         SECTION 4. Determination of Stockholders of Record for Certain Purposes. The Board of Directors may fix a time, not exceeding forty days preceding the date fixed for the payment of any dividend or the making of any distribution, or for the delivery of evidences of rights or evidences of interest arising out of any change, conversion or exchange of capital stock, as a record time for the determination of the stockholders entitled to receive any such dividend,
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distribution, rights or interests, and in such case only stockholders of record at the time so fixed shall be entitled to receive such dividend, distribution, rights or interests. The Board of Directors at its option, in lieu of so fixing a record time, may prescribe a period not exceeding forty days prior to the date for such payment, distribution or delivery during which no transfer of stock on the books of the Corporation may be made.

         SECTION 5. Corporate Seal. The Board of Directors shall provide a suitable seal, containing the name of the Corporation, which seal shall be in charge of the Secretary. A duplicate of the seal may be kept and be used by the Treasurer or by any Assistant Secretary or Assistant Treasurer.

         SECTION 6. Fiscal Year. The fiscal year of the Corporation shall begin on the first day of August and terminate on the 31st day of July in each year.


                                   ARTICLE V
                                 MISCELLANEOUS

         SECTION 1. Checks, etc. All checks, drafts, bills of exchange, acceptances, notes or other obligations or orders for the payment of money shall be signed by such officers of the Corporation and/or other persons as the Board of Directors may from time to time by resolution designate. Except as may be otherwise expressly provided by resolution of the Board of Directors, endorsements for or on behalf of the Corporation upon checks, drafts, bills
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of exchange, acceptances, notes, obligations or orders for the payment of money deposited with a duly authorized depositary of the Corporation for deposit or collection may be written or stamped endorsements of the Corporation without any designation of the party making such endorsements. All endorsements other than endorsements for deposit or collection shall be signed by such officers of the Corporation or other persons as the Board of Directors may from time to time by resolution designate.

         SECTION 2. Voting Upon Stocks. Unless otherwise ordered by the Board of Directors, the Chairman of the Board, any Vice Chairman of the Board and the President, acting singly, shall have full power and authority in behalf of the Corporation to attend and to act and to vote, or in the name of the Corporation to execute proxies to vote, at any meetings of the stockholders of any corporation in which the Corporation may hold stock, and at any such meeting shall possess and may exercise in person or by proxy any and all rights, powers and privileges incident to the ownership of such stock, and which as the owner thereof the Corporation might have possessed and exercised if present. The Board of Directors by resolution from time to time may confer like powers upon any other person or persons.

         SECTION 3. Waivers of Notice. Whenever under the provisions of any corporate law or under the provisions of the Articles of Incorporation or By-Laws of the Corporation, the Corporation or the Board of Directors or any committee thereof is authorized to take any action after notice to its members or after the lapse of a prescribed period of time, such action may be taken without notice and without the lapse of any period of time, if at any time before or after such action be completed such requirements be waived in writing by the person or
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persons entitled to said notice or entitled to participate in the action to be taken or, in the case of a stockholder, by his attorney thereunto authorized.


                                   ARTICLE VI
                                   AMENDMENTS

         These By-Laws and any amendments thereof may be altered, amended or repealed, or new By-Laws may be adopted, by the Board of Directors by the affirmative vote of a majority of the members of the Board then in office at any regular or special meeting at which a quorum is present provided that, unless all Directors are present, the notice of such meeting must have stated the amendment of the By-Laws as one of the purposes of the meeting.